POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each director and officer whose signature appears below constitutes and appoints Robert P. Stiller and Frances G. Rathke, and each of them, his or her true and lawful attorney-in-fact and agent, with full power to each of them to act without the other and with full power of substitution and re-substitution, to sign, individually, in the name on behalf of the undersigned in any and all capacities stated below, the Annual Report on Form 10-K of Green Mountain Coffee, Inc. for the fiscal year ended September 24, 2005 and any and all amendments thereto, which amendments may make such changes in such Form 10-K as any such attorney-in-fact may deem appropriate, and to file the same with all exhibits thereto and other documents in connection therewith with the Securities and Exchange Commission, granting to such attorneys-in-fact and agents, and each of them, full power and authority to do all such other acts and execute all such other documents as they, or any of them, may deem necessary or desirable in connection with the foregoing, as fully as the undersigned might or could do in person, hereby ratifying and confirming all that such attorneys-in-fact and agents, or any of them, may lawfully do or cause to be done by virtue hereof.

Signature                                 Title                                                 Date

/s/ Robert P. Stiller                 Chairman of the Board of Directors,         December 8, 2005
Robert P. Stiller                     President and Chief Executive Officer
                                            (Principal Executive Officer)

/s/ Frances G. Rathke              Chief Financial Officer,                            December 8, 2005
Frances G. Rathke                  Vice President and Secretary
                                              (Principal Financial and Accounting Officer)

/s/ Kathryn S. Brooks             Director                                                    December 8, 2005
Kathryn S. Brooks

/s/ Barbara Carlini                   Director                                                    December 8, 2005
Barbara Carlini

/s/ William D. Davis                 Director                                                    December 8, 2005
William D. Davis

/s/ Jules A. delVecchio            Director                                                     December 8, 2005
Jules A. del Vecchio

/s/ David E. Moran                  Director                                                     December 8, 2005
David E. Moran